BSD MEDICAL CORPORATION                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                        TO BE HELD AUGUST 21, 1998
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         The undersigned hereby appoints Paul F. Turner and Dixie Toolson Sells, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of BSD Medical Corporation (the "Corporation") held of record by the undersigned on July 1, 1998, at the annual meeting of the stockholders to be held on August 21, 1998, or any adjournment thereof.

1. Election of Directors. To elect the following nominees as Directors of the Corporation, until such time as each such nominee's successor shall have been elected and duly qualified: Paul F. Turner; Gerhard W. Sennewald, Ph.D.; S. Lewis Meyer, Ph.D.; J. Gordon Short, M.D.; and Michael Nobel, Ph.D. To withhold your vote from any of the nominees, please clearly cross-out such nominee's name from the preceding list.

           |_| FOR                                           |_|  ABSTAIN

2. Independent Accountant. To approve and appoint the accounting firm of Tanner + Co. as the Corporation's independent accountant for the fiscal year ending August 31, 1998.

           |_| FOR               |_| AGAINST                 |_|  ABSTAIN

3. Director Stock Plan. To approve and adopt the 1998 Director Stock Plan, as recommended by the Board of Directors.

           |_| FOR               |_| AGAINST                 |_|  ABSTAIN

4. Stock Incentive Plan. To approve and adopt the 1998 Stock Incentive Plan, as recommended by the Board of Directors.

           |_| FOR               |_| AGAINST                 |_|  ABSTAIN

5. General. To approve such other business as may properly come before the Annual Meeting or any adjournments thereof.

           |_| FOR               |_| AGAINST                 |_|  ABSTAIN

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all proposals and election set forth in this Proxy.

         By signing this proxy, you represent and warrant to the Corporation that you are entitled to vote the number of shares in the manner prescribed. The Corporation may rely upon this representation and you agree to provide the Corporation, upon request, with evidence that you are authorized to vote the shares as represented.

         Please sign your name exactly as it appears on the Corporation's records, and indicate the number and class of shares of capital stock you held of the Corporation as of July 1, 1998. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation or other entity, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           PLEASE MARK, SIGN, DATE AND
             RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


         Dated:________________________ , 1998         _________________________
                                                      (Signature of Shareholder)



                                                  ______________________________
                                      (Signature of Shareholder if held jointly)

Exact Name(s) of Shareholder(s),
as set forth in the Corporation's records